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                                                                   Exhibit 10.17

                              RETIREMENT AGREEMENT


PARTIES:                     (1)  DONALD H BRUEGMAN, hereinafter referred to
                                  as Employee;

                             (2)  CLOVIS COMMUNITY BANK, hereinafter
                                  referred to as Employer.


In exchange for the promises made by Employer contained in this Agreement, Employee has agreed to retire from Employer's service on May 31, 1998 but will receive full payment through December 31, 1998.

1. EMPLOYEE RELEASE OF CLAIMS: Further, Employee represents he has not and agrees not to bring or maintain any proceedings against Employer, its agents, employees, officers or directors, under any grievance or arbitration procedure, with any court or administrative agency, or in any forum whatsoever, by reason of any change, claim, liability, or cause of action, against Employer based upon facts known or unknown which may have occurred on or before the effective date of Employee's retirement specified hereinabove. Employee waives any rights under California Civil Code Section 1542 which states:

                  A general release does not extend to claims, which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

2. AGE DISCRIMINATION IN EMPLOYMENT ACT WAIVER: Employee understands and agrees that this Agreement applies to any and all claims for age discrimination arising under state and federal law, including the federal Age Discrimination in Employment Act of 1967. Employee understands that he has until May 28, 1998, to sign this Agreement in consideration of payment of the separation pay. This date is at least twenty-one (21) days after an offer of separation pay was first made.

     Employee also understands that Employee has seven (7) days from the date this Agreement is signed in which to revoke this Agreement and that this Agreement will not become effective until seven (7) days after this Agreement is signed. If this Agreement is revoked by Employee, Employee agrees to promptly return the Employer the full amount of any separation pay received.

     Employee acknowledges that Employee has been advised to consult with an attorney before signing this Agreement.

3. EMPLOYER'S PROMISES: In exchange for the promises of Employee contained in this Agreement, Employer agrees to:

                  (A) Record in Employee's personnel records a voluntary
                      retirement for personal reasons;

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                  (B) Pay separation pay in the amount of $75, 000. To the
                      extent permitted by law, the parties agree that Employee may direct that this amount be paid as salary so he can put any or all of it into his deferred compensation plan. Employee shall receive the $75,000 payment within 30 days of the execution of this Agreement unless he elects to receive the $75,000 prior to December 31, 1998 under some other payment schedule.

                  (C) Employee shall receive full pay for the months of June
                      1998 through December 1998. Employee shall receive all accrued benefits and pay as required by law upon retirement.

                  (D) Employer will continue to pay Employee's health insurance and related life insurance premiums for 18 months commencing July 1, 1998.

                  (E) Employer will assign clear title to Employee of the car presently driven by Employee. The transfer of title to be solely at Employer's expense.

                  (F) Employee agrees to assist the new CEO and President as requested in customer and staff dealings on a basis to be determined by the CEO and President. Employee to be paid $300.00 per day for all time Employee is requested to perform work by the CEO and President or make himself available as requested by the CEO and President during the period July 1, 1998 through December 31, 1998.

                  (G) Employer will transfer ownership of the life insurance policy on Employee to Employee. Employee agrees to reimburse Employer the amount of the cash surrender value, if any, the policy has at the time of transfer.


4. GERERAL TERMS: It is understood that this Agreement is a compromise settlement of all potential claims by Employee, and this Agreement expressly does not constitute an admission of liability on the part of Employer or an admission directly or by implication that Employer has violated any law, regulation, contractual right, or other obligation owed to Employee.

     To the extent documents are required to be executed by any of the parties to effectuate this Agreement, each party hereto agrees to execute and deliver such other and further documents as may be required to carry out the terms of this Agreement.

     Each party has had an opportunity to consult with counsel concerning the execution of this Agreement, and each party shall bear its own attorneys' fees, it any.

5. PRESS RELEASES: Employer and Employee agree to cooperate in the issuance of joint press releases concerning Employee's retirement.

6. FURTHER COOPERATION: The parties agree that they will further cooperate with each other to the extent permitted by law. For example, Employer is currently involved in litigation in which Employee could be a primary witness. Employee agrees to make himself available

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     as needed for Employer and Employer's counsel for purposes of that litigation and any other similar matter. In accordance with Labor code
     Section 2802, Employer agrees to continue to provide Employee with legal defense of actions brought against Employee that arose out of Employee's lawful and proper performance of his job duties.

7. EMPLOYEE'S RETIREMENT FROM BOARD OF DIRECTIORS: Employee has agreed to retire from the Board of Directors and declines to be a nominee and will not seek re-election as a director of the Bank, at the May 28, 1998 annual stockholders meeting.

8. ARBITRATION OF DISPUTES: Any disputes between the parties regarding this Agreement, the employment relationship that exists between the parties, or any other dispute between the parties, shall be resolved through binding arbitration. Any request for arbitration must be make in writing within 365 calendar days of the occurrence-giving rise to the dispute. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) in the state in which the claim arose, or federal law, or both, as applicable to the claim or claims asserted. It is the parties' intention that the arbitrator's decision shall not be subject to judicial review except for fraud or similar misconduct or unless an error appears on the face of the award, or the award causes substantial injustice. Unless the arbitrator orders otherwise, each party shall be responsible for compensating their attorneys and witnesses and bearing any other costs incurred by them. THE PARTIES ACKNOWLEDGE AND AGREE THEY ARE WAIVING THEIR RIGHT TO A COURT TRIAL OR A JURY TRAIL.

9. ENTIRE AGREEMENT: This Agreement contains the entire understanding of the parties with respect to the subject matter addressed herein. Any other oral or written agreements entered into by the parties prior to the date of this Agreement are revoked. No additions or modifications may be made to this Agreement except in a separate writing duly signed by both Employee and Employer.

10. SEVERABILITY: In the event that any provision hereof shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable.

11. PROTECTION OF TRADE SECRETS: Employee agrees that the names or addresses of any employees or customers of Employer, the details or provisions of employees or customers of Employer, the details or provisions of any written or oral contracts or understanding between Employer and any third party, potential business transactions, or the details of any financial or statistical data, marketing plans, business secrets, training manual, personnel records, employee data, form, technique, method or procedure of Employer, used by or made available to Employee in the course of employment and any other information constituting trade secrets or known as trade secrets, are confidential trade secrets of Employer. Employee agrees that he will not disclose directly or indirectly and such Employer trade secrets. Employee further agrees that Employee will return to Employer all documents of Employer, including any financial or statistical data, employee lists, customer lists, advertising and promotional materials, manuals and other books, papers documents or

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     data (including all copies thereof) belonging to or related to the business of Employer which Employee may have in his possession or under his control.

12. NON-COMPETITION AFTER EMPLOYMENT: For a period of two years immediately after termination of Employee's employment with Employer, Employer will not interfere with Employer's business by soliciting an employee to leave Employer's employ, by inducing a consultant to sever the consultant's relationship with Employer, or by soliciting business from any of Employer's customers or clients. Except as provided herein, Employee may act as a consultant to or be an employee of another business enterprise at any tie after his retirement date.



  /s/       Donald H. Bruegman                                 5-28-98
  ------------------------------------------                 -----------
            DONALD H. BRUEGMAN                                   DATE



CLOVIS COMMUNITY BANK



BY:  /s/ Daniel N. Cunningham                                  5-28-98
    ----------------------------------------                 -----------
         DANIEL N. CUNNINGHAM
     Chairman, Compliance Committee